UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 22, 2019

INTEC PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-37521	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hartom St. Har Hotzvim
Jerusalem, Israel	9777512
(Address of principal executive offices)	(Zip Code)

+ 972-2-586-4657
(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2019, the Board of Directors of Intec Pharma Ltd. (the “Company”), upon recommendation of its Compensation Committee, approved (i) the payment of a 2018 cash performance bonus of $130,613, the grant of 90,000 options to purchase ordinary shares of the Company pursuant to the Company’s 2015 Equity Incentive Plan, an annual 2019 base salary of $340,000, and an annual discretionary bonus target for 2019 of 50% of annual base salary to Walt A. Linscott, the Company’s Chief Business Officer; and (ii) the payment of a 2018 cash performance bonus of $110,008, the grant 110,000 options to purchase ordinary shares of the Company pursuant to the Company’s 2015 Equity Incentive Plan, an annual 2019 base salary of $336,000, and an annual discretionary bonus target for 2019 of 40% of annual base salary to Dr. R. Michael Gendreau, the Company’s Chief Medical Officer. The foregoing options have an exercise price of $7.268 per share, a seven-year term and, subject to the executive’s continued employment with the Company on the applicable vesting date, vest with respect to one-third of the ordinary shares on the first anniversary of the date of grant and with respect to the balance of the ordinary shares shall vest over two years in eight equal quarterly installments following the first anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2019

INTEC PHARMA LTD.

By:	/s/ Nir Sassi
Nir Sassi
Chief Financial Officer

2